EXHIBIT 21.1

SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Organization

Radnet Managed Imaging Services, Inc.	California
Radnet Management I, Inc.	California
Radnet Management II, Inc.	California
Radnet Sub, Inc.	California
Beach Imaging Group, LLC	California
FRI II, Inc.	California
FRI, Inc.	California
Pacific Imaging Partners, Inc.	California
Rolling Oaks Imaging Corporation	California
Rolling Oaks Radiology, Inc.	California
SoCal MR Site Management, Inc.	California
Valley Imaging Partners Inc.	California
West Valley Imaging Group, LLC	California
RMIS Imaging Services, Inc.	Canada
Advanced Imaging Partners, Inc.	Delaware
Advanced NA, LLC	Delaware
American Radiology Services of Delaware, Inc.	Delaware
American Radiology Services LLC	Delaware
Community Imaging Partners, Inc.	Delaware
Delaware Imaging Partners, Inc.	Delaware
Diagnostic Imaging Services, Inc.	Delaware
Healthcare Rhode Island LLC	Delaware
Ide Imaging Partners, Inc.	Delaware
Image Medical Corporation	Delaware
Mid Rockland Imaging Partners, Inc.	Delaware
Orange County Radiation Oncology, LLC	Delaware
Radiologix, Inc.	Delaware
Radiology and Nuclear Medicine Imaging Partners, Inc.	Delaware
Raven Holdings U.S., Inc.	Delaware
Treasure Coast Imaging Partners, Inc.	Delaware
Questar Imaging, Inc.	Florida
Questar Victorville, Inc.	Florida
Kepdoktor Kft	Hungary
Advanced PET Imaging of Maryland, L.P.	Maryland
Advanced Radiology, LLC	Maryland
Advanced /Upper Chesapeake Health Center, LLC	Maryland
Baltimore Washington Imaging Center, LLC	Maryland
Calvert Imaging Center	Maryland
Carroll County Radiology, LLC	Maryland
Greater Baltimore Diagnostic Imaging Partnership	Maryland
Montgomery Community Magnetic Imaging Center Limited Partnership	Maryland
MRI at St. Joseph Medical Center, LLC	Maryland
Radiology Alliance Delivery System, LLC	Maryland
Radar Medical Systems, LLC	Michigan
Imaging On Call, LLC	New York
Park West Circle Realty, LLC	New York
Health Diagnostics of New Jersey, LLC	New Jersey
New Jersey Imaging Network, LLC	New Jersey
New Jersey Imaging Partners, Inc.	New Jersey
eRad, Inc.	Pennsylvania